As filed with the Securities and Exchange Commission on December 14, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WRIGHT MEDICAL GROUP N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	98-0509600
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Prins Bernhardplein 200

1097 JB Amsterdam, The Netherlands

(+31) 20 521-4777

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert J. Palmisano

President and Chief Executive Officer

Wright Medical Group N.V.

Prins Bernhardplein 200

1097 JB Amsterdam, The Netherlands

(+31) 20 521-4777

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James A. Lightman Senior Vice President, General Counsel and Secretary Wright Medical Group N.V. 1023 Cherry Road Memphis, Tennessee 38117 (901) 867-9971	Amy E. Culbert, Esq. Fox Rothschild LLP Campbell Mithun Tower, Suite 2000 222 South Ninth Street Minneapolis, Minnesota 55402 (612) 607-7000

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective as determined by the selling shareholders.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Ordinary shares, par value €0.03 per share	661,753	$23.57	$15,597,518.21	$1,942.00

(1)	The amount to be registered hereunder consists of an aggregate of 661,753 ordinary shares to be sold by the selling shareholders named in this registration statement. In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement includes an indeterminate number of additional shares that may be offered and sold to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low sale prices of the registrant’s ordinary shares on December 11, 2017, as reported on the Nasdaq Global Select Market.

Prospectus

661,753 Shares

Ordinary Shares

This prospectus relates to the resale, from time to time, of up to an aggregate of 661,753 ordinary shares of Wright Medical Group N.V. by the selling shareholders named in this prospectus, including their donees, pledgees, transferees, assignees or other successors in interest, and any additional selling shareholders named in any applicable prospectus supplement. The selling shareholders acquired these shares from us at the closing of our acquisition of IMASCAP SAS, or IMASCAP, on December 14, 2017 pursuant to a Share Purchase Agreement dated as of December 14, 2017 among us, one of our subsidiaries and the selling shareholders. We issued the ordinary shares to the selling shareholders pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended.

We are not selling any ordinary shares under this prospectus and we will not receive any proceeds from sales of the shares offered by the selling shareholders, although we will incur expenses in connection with the offering. The registration of the resale of the ordinary shares covered by this prospectus does not necessarily mean that any of the shares will be offered or sold by the selling shareholders. The timing and amount of any sales are within the sole discretion of the selling shareholders.

The ordinary shares offered under this prospectus may be sold by the selling shareholders through public or private transactions, on or off the Nasdaq Stock Market, at prevailing market prices or at privately negotiated prices. For more information on the times and manner in which the selling shareholders may sell the ordinary shares under this prospectus, please see the section entitled “Plan of Distribution,” beginning on page 11 of this prospectus.

Our ordinary shares are listed on the Nasdaq Global Select Market under the symbol “WMGI.” On December 13, 2017, the last reported sale price of our ordinary shares on the Nasdaq Global Select Market was $23.81 per share.

Investing in our ordinary shares involves a high degree of risk. We refer you to the section entitled “Risk Factors” on page 4 of this prospectus, as well as those risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 14, 2017.

We are responsible for the information contained and incorporated by reference in this prospectus, any accompanying prospectus supplement and in any related free writing prospectus we prepare or authorize. Neither we nor the selling shareholders have authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement are an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and any accompanying prospectus supplement is current only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all the information contained in this prospectus and in any accompanying prospectus supplement, including the documents incorporated by reference herein or therein, before making your investment decision.

ABOUT THIS PROSPECTUS

This prospectus is a part of an automatic shelf registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined under Rule 405 under the U.S. Securities Act of 1933, as amended, or Securities Act, using a “shelf” registration process. Under this shelf registration process, the selling shareholders named in this prospectus or in one or more supplements to this prospectus may offer or sell ordinary shares in one or more offerings from time to time. Each time any selling shareholder not named in this prospectus (or in any supplement to this prospectus), sells ordinary shares under the registration statement of which this prospectus is a part, such selling shareholder must provide a copy of this prospectus and any applicable prospectus supplement, to a potential purchaser, as required by law.

In certain circumstances we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by one or more of the selling shareholders. A prospectus supplement or free-writing prospectus may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement or any free-writing prospectus. You should read both this prospectus and any prospectus supplement or free-writing prospectus, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.”

Neither we, nor the selling shareholders, have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any of the selling shareholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement or free-writing prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise indicates, the terms “Wright,” “WMGI,” “Company,” “we,” “us,” and “our” as used in this prospectus refer to Wright Medical Group N.V. and our subsidiaries, and the term “ordinary shares” refers to our ordinary shares, par value €0.03 per share. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

THE COMPANY

We are a global medical device company focused on extremities and biologics products. We are committed to delivering innovative, value-added solutions improving quality of life for patients worldwide and are a recognized leader of surgical solutions for the upper extremities (shoulder, elbow, wrist and hand), lower extremities (foot and ankle) and biologics markets, three of the fastest growing segments in orthopaedics. We market our products in over 50 countries, with principal markets in the United States, Europe, Asia, Canada, Australia, and Latin America.

We are a public company with limited liability (naamloze vennootschap) organized under the laws of the Netherlands. We were initially formed as a private company with limited liability (besloten vennootschap) in 2006. Our principal executive offices are located at Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands. Our telephone number at this address is (+ 31) 20 521-4777. Our agent for service of process in the United States is CSC, 251 Little Falls Drive, Wilmington, Delaware 19808-1674. Our corporate website is located at www.wright.com. The information contained on our website or connected to our website is not incorporated by reference into and should not be considered part of this prospectus.

RISK FACTORS

Investing in our ordinary shares involves significant risks. You should carefully consider the risks and uncertainties described under “Risk Factors” in any applicable prospectus supplement or free writing prospectus and under “Part I—Item 1A. Risk Factors” beginning on page 17 of our Annual Report on Form 10-K for the fiscal year ended December 25, 2016, which is on file with the SEC and is incorporated by reference in this prospectus, any amendment or update thereto reflected in subsequent filings with the SEC, including without limitation our Quarterly Report on Form 10-Q for the fiscal quarter ended September 24, 2017, and all other annual, quarterly and other reports that we file with the SEC after the date of this prospectus that also are incorporated herein by reference. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. If any of the risks or uncertainties described in those risk factors actually occurs, our business, results of operations, financial condition or cash flows could be harmed. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations and prospects and could cause the trading price of our ordinary shares or value of our securities to decline, resulting in a loss of all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus and any prospectus supplement contain “forward-looking statements” that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The statements contained in this prospectus and the documents incorporated by reference in this prospectus and any prospectus supplement that are not purely historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act. Forward-looking statements are identified by the use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “prospects,” “forecasts,” “expect,” “intend,” “may,” “will,” “plan,” “target,” and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors discussed in the section of any accompanying prospectus supplement entitled “Risk Factors” and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Risk Factors,” including the risks described under “Part I—Item 1A. Risk Factors” beginning on page 17 of our Annual Report on Form 10-K for the fiscal year ended December 25, 2016, which is on file with the SEC and is incorporated herein by reference, any amendment or update thereto reflected in subsequent filings with the SEC, including without limitation our Quarterly Report on Form 10-Q for the fiscal quarter ended September 24, 2017, and all other annual, quarterly and other reports that we file with the SEC after the date of this prospectus and that also are incorporated herein by reference.

By way of example and without implied limitation, such risks and uncertainties include:

•	future actions of the SEC, the United States Attorney’s office, the U.S. Food and Drug Administration (FDA), the Department of Health and Human Services, or other U.S. or foreign government authorities, including those resulting from increased scrutiny under the U.S. Foreign Corrupt Practices Act and similar laws, that could delay, limit, or suspend our development, manufacturing, commercialization, and sale of products, or result in seizures, injunctions, monetary sanctions, or criminal or civil liabilities;

•	risks associated with the merger between Tornier N.V. (Tornier or legacy Tornier) and Wright Medical Group, Inc. (WMG or legacy Wright), including the failure to realize intended benefits and anticipated synergies and cost-savings from the transaction or delay in realization thereof; our businesses may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; and business disruption after the transaction, including adverse effects on employee retention, our sales and distribution channel, especially in light of territory transitions, and business relationships with third parties;

•	risks associated with the divestiture of the U.S. rights to certain of legacy Tornier’s ankle and silastic toe replacement products;

•	liability for product liability claims on hip/knee (OrthoRecon) products sold by Wright Medical Technology, Inc. (WMT) prior to the divestiture of the OrthoRecon business;

•	risks and uncertainties associated with the metal-on-metal master settlement agreement, the settlement agreement with the three insurance companies, and the recent metal-on-metal settlement agreements, including without limitation, the final settlement amounts and the final number of claims settled under such agreements, the resolution of the remaining unresolved claims, the contingency of receipt of new insurance payments, the effect of the broad release of certain insurance coverage for present and future claims, and the resolution of WMT’s dispute with the remaining carriers;

•	failure to realize the anticipated benefits from and risks in connection with previous acquisitions and dispositions, including our recent acquisition of IMASCAP SAS;

•	adverse outcomes in existing product liability litigation;

•	new product liability claims;

•	inadequate insurance coverage;

•	copycat claims against our modular hip systems resulting from a competitor’s recall of its modular hip product;

•	the ability of a creditor of any one particular entity within our corporate structure to reach the assets of the other entities within our corporate structure not liable for the underlying claims of the one particular entity, despite our corporate structure which is intended to ring-fence liabilities;

•	failure to obtain anticipated commercial sales of our AUGMENT® Bone Graft in the United States;

•	challenges to our intellectual property rights or inability to defend our products against the intellectual property rights of others;

•	adverse effects of diverting resources and attention to transition services provided to the purchaser of our Large Joints business;

•	failures of, interruptions to, or unauthorized tampering with, our information technology systems;

•	failure or delay in obtaining FDA or other regulatory approvals for our products;

•	the potentially negative effect of our ongoing compliance efforts on our relationships with customers and on our ability to deliver timely and effective medical education, clinical studies, and new products;

•	the possibility of private securities litigation or shareholder derivative suits;

•	insufficient demand for and market acceptance of our new and existing products;

•	recently enacted healthcare laws and changes in product reimbursements, which could generate downward pressure on our product pricing;

•	potentially burdensome tax measures;

•	lack of suitable business development opportunities;

•	inability to capitalize on business development opportunities;

•	product quality or patient safety issues;

•	geographic and product mix impact on our sales;

•	inability to retain key sales representatives, independent distributors, and other personnel or to attract new talent;

•	inventory reductions or fluctuations in buying patterns by wholesalers or distributors;

•	inability to generate sufficient cash flow to satisfy our capital requirements, including future milestone payments, and existing debt, including the conversion features of our convertible senior notes, or refinance our existing debt as it matures;

•	risks associated with our credit, security and guaranty agreement for our senior secured asset-based line of credit;

•	inability to raise additional financing when needed and on favorable terms;

•	the negative impact of the commercial and credit environment on us, our customers, and our suppliers;

•	deriving a significant portion of our revenues from operations in certain geographic markets that are subject to political, economic, and social instability, including in particular France, and risks and uncertainties involved in launching our products in certain new geographic markets;

•	fluctuations in foreign currency exchange rates;

•	not successfully developing and marketing new products and technologies and implementing our business strategy;

•	not successfully competing against our existing or potential competitors and the effect of significant recent consolidations amongst our competitors;

•	the reliance of our business plan on certain market assumptions;

•	our private label manufacturers failing to provide us with sufficient supply of their products, or failing to meet appropriate quality requirements;

•	our inability to timely manufacture products or instrument sets to meet demand;

•	our plans to bring the manufacturing of certain of our products in-house and possible disruptions we may experience in connection with such transition;

•	our plans to increase our gross margins by taking certain actions designed to do so;

•	the loss of key suppliers, which may result in our inability to meet customer orders for our products in a timely manner or within our budget;

•	the incurrence of significant expenditures of resources to maintain relatively high levels of inventory, which could reduce our cash flows and increase the risk of inventory obsolescence, which could harm our operating results;

•	consolidation in the healthcare industry that could lead to demands for price concessions or the exclusion of some suppliers from certain of our markets, which could have an adverse effect on our business, financial condition, or operating results;

•	our clinical trials and their results and our reliance on third parties to conduct them;

•	the compliance of our products and activities with the laws and regulations of the countries in which they are marketed, which compliance may be costly and time-consuming;

•	the use, misuse or off-label use of our products that may harm our image in the marketplace or result in injuries that may lead to product liability suits, which could be costly to our business or result in governmental sanctions;

•	pending and future other litigation, which could have an adverse effect on our business, financial condition, or operating results; and

•	risks that we may identify future material weaknesses in our internal control over financial reporting.

For more information regarding these and other uncertainties and factors that could cause our actual results to differ materially from what we have anticipated in our forward-looking statements or otherwise could materially adversely affect our business, financial condition, or operating results, see “Part I. Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, as updated by our Quarterly Report on Form 10-Q for the fiscal quarter ended September 24, 2017. The risks and uncertainties described above and in “Part I. Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, as updated by our Quarterly Report on Form 10-Q for the fiscal quarter ended September 24, 2017, are not exclusive and further information concerning us and our business, including factors that potentially could materially affect our financial results or condition, may emerge from time to time. We assume no obligation to update, amend, or clarify forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. We advise you, however, to consult any further disclosures we make on related subjects in our future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K we file with or furnish to the SEC.

USE OF PROCEEDS

All ordinary shares offered under this prospectus and any applicable prospectus supplement are being registered for the account of the selling shareholders. We will not receive any of the proceeds from the sale of ordinary shares offered hereby by the selling shareholders. This offering is intended to satisfy our obligations to register under the Securities Act the resale of the ordinary shares that we issued to the selling shareholders at the closing of our acquisition of IMASCAP SAS. We will bear all costs, fees and expenses incurred in effecting the registration statement of which this prospectus forms a part, including, without limitation, all registration fees, listing fees of the Nasdaq Global Select Market and fees and expenses of our counsel and our accountants, as well as all costs and expenses of each selling shareholder, including reasonable fees of each selling shareholder’s counsel in relation with the transfer of these shares, but excluding brokerage fees.

SELLING SHAREHOLDERS

The ordinary shares offered under this prospectus may be offered from time to time by the selling shareholders named below or by any of their pledgees, donees, transferees or other successors in interest. As used in this prospectus, the term “selling shareholder” includes those selling shareholders identified below and any donees, pledges, transferees or other successors in interest selling shares received after the date of this prospectus from a selling shareholder as a gift, pledge or other non-sale related transfer. All of the selling shareholders named below acquired the ordinary shares being offered under this prospectus directly from us at the closing of our acquisition of IMASCAP SAS on December 14, 2017. We issued the shares to the selling shareholders pursuant to an exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof and Regulation D promulgated thereunder.

The following table sets forth as of December 14, 2017: (1) the name of each selling shareholder for whom we are registering ordinary shares under this registration statement, (2) the number of ordinary shares beneficially owned by each of the selling shareholders prior to the offering, determined in accordance with Rule 13d-3 under the U.S. Securities Exchange Act of 1934, as amended, or Exchange Act, (3) the number of ordinary shares that may be offered by each selling shareholder under this prospectus and (4) the number of ordinary shares to be owned by each selling shareholder after completion of this offering. We will not receive any of the proceeds from the sale of the shares offered under this prospectus. The amounts and information set forth below are based upon information provided to us by the selling shareholders or his, her or its representative, or on our records, as of December 14, 2017. The percentage of beneficial ownership for the following table is based on 105,793,565 ordinary shares outstanding as of December 14, 2017.

To our knowledge, except as indicated in the footnotes to this table, each person named in the table has sole voting and investment power with respect to all ordinary shares shown in the table to be beneficially owned by such person. Except as described below, none of the selling shareholders has had any position, office or other material relationship with us or any of our predecessors or affiliates within the past three years. In addition, based on information provided to us, none of the selling shareholders that are affiliates of broker-dealers, if any, purchased the ordinary shares outside the ordinary course of business or, at the time of their acquisition of such shares, had any agreements, understandings or arrangements with any other persons, directly or indirectly, to dispose of the shares. Information concerning the selling shareholders may change from time to time, and any changed information will be set forth in supplements to this prospectus to the extent required.

	Shares Beneficially Owned Prior to the Offering			Shares Beneficially Owned After Completion of the Offering
Name of Selling Shareholder	Number	Percentage	Number of Shares Being Offered	Number	Percentage
Pascal Boileau	236,926	*	190,146	46,780	*
Gilles Walch	190,146	*	190,146	0	—
Jean Chaoui	178,712	*	178,712	0	—
Robert Ball	53,561	*	53,561	0	—
Douglas Kohrs	39,176	*	39,176	0	—
Jeff Ondrla	3,465	*	3,465	0	—
Donald Running	3,465	*	3,465	0	—
George Athwal	1,541	*	1,541	0	—
Robert Tashjian	1,541	*	1,541	0	—
TOTAL	708,533		661,753	46,780

*	Less than one percent (1%)

Material Relationships Between Selling Shareholders and Wright

Share Purchase Agreement

As described above, all of the selling shareholders are former stockholders of IMASCAP SAS and acquired the ordinary shares being offered under this prospectus at the closing of our acquisition of IMASCAP on December 14, 2017. Under the terms of the share purchase agreement, we may be obligated to make additional payments to the former shareholders based on certain earnout provisions in the share purchase agreement. A portion of the earnout consideration will be subject to certain rights of set-off for any post-closing indemnification obligations of IMASCAP’s shareholders. We agreed to file the registration statement of which this prospectus is a part and to use commercially reasonable efforts to keep the registration statement of which this prospectus is a part effective until the earliest of the first anniversary of the closing date, such time that all shares covered by this prospectus have been sold hereunder or pursuant to Rule 144 under the Securities Act, or such time that all shares covered by this prospectus may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement that we be in compliance with the current public information requirements under Rule 144.

Other Relationships with Selling Shareholders

Jean Chaoui was the Chief Executive Officer of IMASCAP prior to its acquisition by Wright. IMASCAP was a party to a Technology Development and License Agreement with Wright and its subsidiaries. Gilles Walch has performed consulting services with Tornier SAS, a subsidiary of Wright, and is also a party to a Know-How and Intellectual Property Rights Assignment Agreement effective August 29, 2016, as amended, with Tornier SAS. Pascal Boileau has performed consulting services with Tornier SAS, a subsidiary of Wright, and is also a party to a Know-How and Intellectual Property Rights Assignment Agreement effective September 12, 2016 with Tornier SAS. George Athwal is a design surgeon for Wright and is also on Wright’s Surgeon Advisory Board. Robert Tashjian, George Athwal, Robert Ball, and Donald Running (in his capacity as a principal of Genesis Innovation Group LLC) also have consulting contracts with IMASCAP.

PLAN OF DISTRIBUTION

The selling shareholders and any of their respective transferees, pledgees, donees, assignees or other successors-in-interest may, from time to time, sell any or all their respective ordinary shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions, subject to certain transfer restrictions imposed upon certain of the ordinary shares covered by this prospectus. See “Selling Shareholders.” Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	agreements between broker-dealers and the selling shareholder to sell a specified number of such shares at a stipulated price per share;

•	an exchange or market distribution in accordance with the rules of the Nasdaq Global Select Market;

•	on the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	through options, swaps or derivatives;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling shareholders also may sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling shareholders also may transfer the ordinary shares in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In effecting sales, broker-dealers or agents engaged by the selling shareholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling shareholders in amounts to be negotiated immediately prior to the sale. In connection with sales of the ordinary shares offered hereby or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the ordinary shares offered hereby in the course of hedging in positions they assume. The selling shareholders may also sell ordinary shares offered hereby short and deliver ordinary shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge ordinary shares offered hereby to broker-dealers that in turn may sell such shares.

In offering the shares covered by this prospectus, the selling shareholders and any broker-dealers who execute sales for the selling shareholders may be deemed to be “underwriters” within the meaning of the

Securities Act in connection with such sales. In such case, any profits realized by the selling shareholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed the amount permitted by applicable regulations.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and satisfied.

The selling shareholders have informed us that none of them has any agreement or understanding, directly or indirectly, with any person to distribute the ordinary shares. If any selling shareholder notifies us that an arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering or secondary distribution or a purchase by a broker or dealer, we may be required to file a prospectus supplement pursuant to the applicable rules promulgated under the Securities Act.

There can be no assurance that any selling shareholder will sell any or all of the ordinary shares registered pursuant to the shelf registration statement, of which this prospectus forms a part.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to use commercially reasonable efforts to keep the registration statement of which this prospectus is a part effective until the earliest of the first anniversary of the closing date, such time that all shares covered by this prospectus have been sold hereunder or pursuant to Rule 144 under the Securities Act, or such time that all shares covered by this prospectus may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement that we be in compliance with the current public information requirements under Rule 144. The selling shareholders will pay any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in disposing of the shares. We will bear all other reasonable costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, all national securities exchange or automated quotation system application and filing fees, blue sky registration and filing fees, and fees and expenses of our counsel and our accountants.

Once sold under the shelf registration statement, of which this prospectus forms a part, the ordinary shares will be freely tradeable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the ordinary shares being offered by this prospectus has been passed upon for us by Stibbe N.V., Amsterdam, the Netherlands.

EXPERTS

The consolidated financial statements and schedule of Wright Medical Group N.V. as of December 25, 2016 and December 27, 2015, and for the years ended December 25, 2016, December 27, 2015, and December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 25, 2016 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 25, 2016, expresses an opinion that Wright Medical Group N.V. did not maintain effective internal control over financial reporting as of December 25, 2016 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states the material weakness in internal control over financial reporting related to ineffective design and operation of general information technology controls related to user access to certain information technology systems that are relevant to the Company’s financial reporting processes and that are intended to ensure that access to financial applications and data is adequately restricted to appropriate personnel and monitored to ensure adherence to Company policies. As a result, the Company’s automated and manual controls that are dependent on the effective design and operation of general information technology controls were ineffective because they could have been adversely impacted.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC’s website at http://www.sec.gov.

In addition, we maintain a website that contains information regarding our company, including copies of reports, proxy statements and other information we file with the SEC. The address of our website is www.wright.com. Our website, and the information contained on that site, or connected to that site, are not intended to be part of this prospectus or any prospectus supplement.

This prospectus is part of a registration statement on Form S-3 that we filed under the Securities Act with the SEC. This prospectus, which constitutes a part of that registration statement, does not contain all of the information included in that registration statement and its accompanying exhibits and schedules. For further information with respect to our ordinary shares and us you should refer to that registration statement and its accompanying exhibits and schedules. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must carefully review all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. However, we undertake no obligation to update or revise any statements we make, except as required by law.

This prospectus incorporates by reference the documents listed below (File No. 001-35065) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	our annual report on Form 10-K for the year ended December 25, 2016 filed with the SEC on February 23, 2017;

•	our quarterly reports on Form 10-Q for the quarters ended March 26, 2017, June 25, 2017 and September 24, 2017 filed with the SEC on May 4, 2017, August 3, 2017 and November 2, 2017, respectively;

•	our current reports on Form 8-K filed with the SEC on April 25, 2017, June 27, 2017, October 4, 2017 and December 14, 2017; and

•	the description of our ordinary shares contained in our registration statement on Form S-3 (Reg. No. 333-211115), under “Description of Ordinary Shares” and any amendments or reports filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made in writing to:

James A. Lightman

Senior Vice President, General Counsel and Secretary

Wright Medical Group N.V.

Prins Bernhardplein 200

1097 JB Amsterdam

The Netherlands

(+31) 20 521-4777

661,753 Shares

Ordinary Shares

PROSPECTUS

December 14, 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the registration of the resale of the ordinary shares being registered hereby. All such expenses are estimated except for the SEC registration fee.

SEC registration fee	$1,942.00
Fees and expenses of legal counsel	20,000.00
Fees and expenses of accountants	25,000.00
Miscellaneous	5,000.00

*Total	$51,942.00

*	None of the expenses listed above will be borne by the selling shareholders.

Item 15. Indemnification of Directors and Officers

Our articles of association provide that we shall indemnify any of our directors against all adverse financial effects incurred by such person in connection with any action, suit or proceeding if such person acted in good faith and in a manner that reasonably could be believed to be in or not opposed to our best interests.

In addition, we have entered into indemnification agreements with our directors and officers, which are governed by the laws of the State of Delaware (USA), and provides, among other things, for indemnification to the fullest extent permitted by law and the Registrant’s articles of association.

We currently maintain liability insurance for our directors and officers. Such insurance would be available to our directors and officers in accordance with its terms.

Item 16. Exhibits

The following exhibits are filed with this registration statement on Form S-3:

Exhibit No.	Exhibit	Method of Filing

3.1	Articles of Association of Wright Medical Group N.V.	Incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on July 1, 2016 (File No. 001-35065)

5.1	Opinion of Stibbe N.V.	Filed herewith

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm	Filed herewith

23.2	Consent of Stibbe N.V.	Included in Exhibit 5.1

24.1	Power of Attorney	Included on signature pages to this registrationstatement

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee on December 14, 2017.

WRIGHT MEDICAL GROUP N.V.

By	/s/ Robert J. Palmisano
Robert J. Palmisano
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Wright Medical Group N.V., hereby severally constitute and appoint Robert J. Palmisano, Lance A. Berry and James A. Lightman, and each of them singly, our true and lawful attorneys-in-fact and agent, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, this registration statement on Form S-3 and any and all post-effective amendments to said registration statement, and to file or cause to be filed the same, with all supplements, amendments and exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of us might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated:

Name and Signature	Title	Date

/s/ Robert J. Palmisano Robert J. Palmisano	President, Chief Executive Officer and Executive Director (principal executive officer)	December 14, 2017

/s/ Lance A. Berry Lance A. Berry	Senior Vice President and Chief Financial Officer (principal financial officer)	December 14, 2017

/s/ Julie B. Andrews Julie B. Andrews	Vice President and Chief Accounting Officer (principal accounting officer)	December 14, 2017

/s/ Gary D. Blackford Gary D. Blackford	Non-Executive Director	December 14, 2017

Name and Signature	Title	Date

/s/ John L. Miclot John L. Miclot	Non-Executive Director	December 14, 2017

/s/ Kevin C. O’Boyle Kevin C. O’Boyle	Non-Executive Director	December 14, 2017

/s/ Amy S. Paul Amy S. Paul	Non-Executive Director	December 14, 2017

/s/ David D. Stevens David D. Stevens	Chairman and Non-Executive Director	December 14, 2017

/s/ Richard F. Wallman Richard F. Wallman	Non-Executive Director	December 14, 2017

/s/ Elizabeth H. Weatherman Elizabeth H. Weatherman	Non-Executive Director	December 14, 2017